UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2025

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 6, 2025, Two Harbors Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of $100 million aggregate principal amount of the Company’s 9.375% Senior Notes due 2030 (the “Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Company has granted the underwriters a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Notes to cover over-allotments. The offering is expected to close on May 13, 2025, subject to satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Underwriters. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds of the offering for general corporate purposes which may include, among other things, the refinancing or repayment of debt, including our 6.25% senior notes due 2026 and MSR financing, the purchase of our target assets, including MSR, Agency RMBS and other financial assets, in each case subject to our investment guidelines, the repurchase or redemption of our common and preferred equity securities, and other capital expenditures.

Third Supplemental Indenture

On May 5, 2025, the Company entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as original trustee (the “Original Trustee”) and U.S. Bank Trust Company, National Association, as series trustee (the “Series Trustee”). The Third Supplemental Indenture amends and supplements the Indenture dated as of January 19, 2017 (the “Indenture”), between the Company and the Original Trustee. The Third Supplemental Indenture permits the Company to appoint either the Original Trustee or the Series Trustee as the trustee for any future series of debt securities issued under the Indenture.

The foregoing summary of the Indenture and the Third Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, a copy of which is incorporated in this Current Report on Form 8-K by reference as Exhibit 4.1, and the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
*1.1	Underwriting Agreement, dated as of May 6, 2025, among Two Harbors Investment Corp. and Morgan Stanley & Co. LLC, Goldman Sachs & Co., Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
4.1	Indenture, dated as of January 19, 2017, between Two Harbors Investment Corp. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 19, 2017).
*4.2	Third Supplemental Indenture, dated as of May 5, 2025, among Two Harbors Investment Corp., The Bank of New York Mellon Trust Company, N.A., as original trustee, and U.S. Bank Trust Company, National Association, as series trustee.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

 *       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: May 7, 2025